EXHIBIT 99.1

GrowLife Announces Additional Executive Changes
Restructuring of leadership team includes the resignation of Robert Hunt, Executive Vice President

WOODLAND HILLS, Calif., May 30, 2014 -- GrowLife, Inc. (OTC: PHOT), the recognized leader in specialty hydroponics and a provider of essential goods for indoor growers, today announced the resignation of Rob Hunt, Executive Vice President of GrowLife, Inc. and President of GrowLife Hydroponics. Mr. Hunt’s departure, effective on May 23, 2014 has been formally addressed by a companywide restructure of its leadership team.

The GrowLife team remains tightly united to drive expansion efforts including GrowLife 2.0, despite recent changes. As previously announced, Mr. Hegyi assumes leadership of the Company following Sterling Scott’s departure. The Company’s successful retail sales operations will continue to be managed by Vice President, Joe Barnes and Regional Director, Jeremy Belmont, following Mr. Hunt’s departure. The Company also added financial executive, Mark E. Scott to its Board of Directors. Mr. Scott will help advise strategic growth investments, financial reporting and governance that are critical to the future of the Company.

“We appreciate Mr. Hunt’s service to the Company, and his support to ensure a smooth transition at this time,” said Marco Hegyi, President of GrowLife. “Mr. Hunt oversaw the sales team, which have consistently hit goals that resulted in record revenue growth. We are confident that the sales team can continue to show strong performance, and push forward our expansion strategies.”

The restructured leadership team is well aligned to bring GrowLife 2.0 to market, and remains steadfast to become a major catalyst that accelerates growth in the legal cannabis industry. For more information about GrowLife, Inc., please visit: www.growlifeinc.com.

About GrowLife, Inc.
GrowLife, Inc. (PHOT) (www.growlifeinc.com) develops, markets and deploys products and services addressing the needs of legal cannabis growing and retail operations, including hydroponic growing equipment and retail support software. The Company provides these solutions in our nationwide retail network, as well as online sites Greners.com, Phototron.com and StealthGrow.com. The Company also operates the political and social forum, Cannabis.org.

Cautionary Language Concerning Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level.  For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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